UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2007
Date of report (date of earliest event reported)

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)

(425) 945-0213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Cost-U-Less” refer to Cost-U-Less, Inc., a Washington corporation.

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2007, the Company replaced its existing inventory secured line of credit with a working capital line of credit with Wells Fargo Bank. The new line of credit, which has a two-year term, consists of a $6.0 million credit line with a sublimit for letters of credit and bankers' acceptances in the amount up to $1.0 million. Borrowings under the new line of credit bear interest at either Prime -0.25% or LIBOR +1.75%. A fee of 0.30% will be charged on the unused portion of the line of credit. The new line of credit contains various covenants, including a requirement that we maintain a minimum net profit, a minimum tangible net worth, and that the outstanding balances under the line of credit shall not exceed 30% of net inventory, excluding inventory in St. Maarten and the Cayman Islands.

The foregoing summary of the agreement is qualified in its entirety by reference to the complete text of the agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit agreement, dated March 14, 2007 between Cost-U-Less, Inc. and Wells Fargo Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated: March 16, 2007	By: /s/ Martin P. Moore

Name: Martin P. Moore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit agreement, dated March 14, 2007 between Cost-U-Less, Inc. and Wells Fargo Bank.